UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
July 18, 2017
 Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant’s telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [_]

Item 8.01   Other Events.
On May 12, 2017, OpGen, Inc. (the “Company”), received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it failed to comply with Nasdaq’s Marketplace Rule 5550(b)(1) because the Company’s stockholders’ equity as of March 31, 2017 fell below the required minimum of $2,500,000 and, as of May 12, 2017, the Company did not meet the alternative compliance standards of market value of listed securities or net income from continuing operations for continued listing.  In accordance with Nasdaq’s listing requirements, the Company had 45 calendar days to submit a plan to regain compliance. The Company’s compliance plan was filed on June 22, 2017.
On July 18, 2017, the Company completed its previously announced public offering (the “Offering”) of 18,164,195 units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.01 per share (“Common Stock”) and one common warrant to purchase one share of Common Stock, at an offering price per unit of $0.40, and 6,835,805 pre-funded units, each consisting of one pre‑funded warrant to purchase one share of Common Stock and one common warrant to purchase one share of Common Stock (the “Pre-funded Units”), at an offering price of $0.39 per Pre-funded Unit, in lieu of issuing Units to such investors.  A registration statement on Form S-1 relating to the Offering (File No. 333-218392) was declared effective by the Securities and Exchange Commission on July 12, 2017.  The Offering was made only by means of a prospectus forming a part of the effective registration statement.
The Company issued a press release on July 19, 2017 regarding the completion of the Offering.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.
The net proceeds of the Offering to the Company were approximately $8.4 million, after deducting placement agent fees and expenses, and other expenses of the Offering.  The Company believes, as of the date of this Current Report on Form 8-K, that as of July 18, 2017, the Company has regained compliance with the continued listing requirement of stockholders’ equity above $2,500,000 under Nasdaq’s Marketplace Rule 5550(b)(1).  Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement for continued listing and, if at the time of its Quarterly Report on Form 10-Q for the period ending September 30, 2017, the Company does not evidence continued compliance with the requirement, the Company’s common stock may be subject to delisting.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
99.1 Press Release, issued on July 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
OpGen, Inc.

Date: July 21, 2017	By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

Exhibit Index
Exhibit No.	Title
99.1	Press Release, issued July 14, 2017